EXHIBIT 32.1

CERTIFICATION PURSUANT TO18
U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John Cockburn, President and Chief Executive Officer and Matthew Yoon, Chief Financial Officer and Treasurer of Bulldog Technologies Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-KSB of Bulldog Technologies Inc. for the year ended August 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bulldog Technologies Inc.

Dated: November 29, 2004

/s/ John Cockburn
John Cockburn
President and Chief Executive Officer,
Bulldog Technologies Inc.

/s/ Matthew Yoon
Matthew Yoon
Chief Financial Officer,
Bulldog Technologies Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bulldog Technologies Inc. and will be retained by Bulldog Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.